                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bam! Entertainment, Inc. (the "Company") on Form S-8 of our report dated September 26, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2003.



San Jose, California
October 1, 2003